Exhibit 99.1

Franz B. Humer, Former Chairman and CEO of Roche Group, Appointed to Kite Pharma’s Board of Directors

SANTA MONICA, Calif., September 15, 2015 (GLOBE NEWSWIRE) — Kite Pharma, Inc. (Kite) (Nasdaq: KITE) today announced that Dr. Franz B. Humer, the former Chairman and Chief Executive of Roche Holding Ltd., has been appointed to the Company’s Board of Directors.

Dr. Humer stated, “Kite Pharma is at the forefront of advancing cancer T cell immunotherapy which, in my view, is one of the most promising new approaches in oncology. Kite’s programs have the potential to change the paradigm of cancer treatment, and I look forward to working closely with the accomplished team at Kite.”

Dr. Humer began his career in the pharmaceutical industry in 1973, joining Schering Plough Corporation where he held various General Management positions in Latin America and Europe. After leaving Schering Plough, he joined the Board of Glaxo Holdings plc and progressed to be responsible for research, business development, manufacturing, commercial strategy, and all non-US operations for 13 years. Subsequent to this, Dr. Humer served as Head of Pharmaceuticals and then as Chief Operating Officer of F. Hoffmann-La Roche Ltd., prior to his taking the helm as CEO at Roche Group (1998-2001) and then Chairman and CEO (2001-2008). His tenure as Chairman of Roche Holding Ltd. extended from 2008 to 2014.

Dr. Humer serves as Chairman of the Board of Directors of the International Centre for Missing and Exploited Children and the Humer Foundation.

He is also Chairman of Diageo plc, an Independent Director with Citigroup Inc., Chugai Pharmaceuticals Ltd. (Japan), Bial Pharmaceuticals (Portugal), WISeKey (Cyber Security Company, Switzerland) and a member of the International Advisory Board of Allianz SE.

In 2000, Dr. Humer received the Oliver R. Grace Award for distinguished service in advancing cancer research.

“Dr. Humer possesses unique experience within the pharmaceutical industry, including his 20-year tenure at Roche. During this period he transformed the company, including refining Roche’s focus on cancer therapies and completing the acquisition of Genentech,” said Arie Belldegrun, M.D., FACS, Chairman, President and Chief Executive Officer of Kite. “We are deeply honored to welcome Franz, one of the most respected and revered pharma executives, to the Kite Pharma Board. We are excited to gain his unique insights as we continue to progress our cancer immunotherapy programs in development and toward commercialization.”

About Kite Pharma, Inc.

Kite Pharma, Inc., is a clinical-stage biopharmaceutical company engaged in the development of novel cancer immunotherapy products, with a primary focus on engineered autologous cell therapy (eACT™) designed to restore the immune system’s ability to recognize and eradicate tumors. Kite is based in Santa Monica, CA. For more information on Kite Pharma, please visit www.kitepharma.com.

Kite Pharma, Inc. Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The press release may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the success of Kite’s product candidates. Various factors may cause differences between Kite’s expectations and actual results as discussed in greater detail in Kite’s filings with the Securities and Exchange Commission, including without limitation in its Form 10-Q for the quarter ended June 30, 2015. Any forward-looking statements that are made in this press release speak only as of the date of this press release. Kite assumes no obligation to update the forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

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CONTACT: Kite Pharma

Cynthia M. Butitta

Chief Financial Officer and Chief Operating Officer

310-824-9999

For Media: Justin Jackson

For Investor Inquiries: Lisa Burns

Burns McClellan

212-213-0006

jjackson@burnsmc.com

lburns@burnsmc.com